Exhibit 4.9

Execution Version

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 19, 2020, among GFL Environmental Inc. 2020 (the “New Guarantor”), a subsidiary of GFL Environmental Inc., a corporation organized under the laws of the Province of Ontario  (the “Issuer”), the Issuer, the Guarantors party hereto, and Computershare Trust Company, N.A., a national banking association, as trustee under the Indenture referred to herein (the “Trustee”) and as notes collateral agent under the Indenture referred to herein (the “Notes Collateral Agent”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of December 16, 2019, among the Issuer, the Guarantors named therein, the Trustee and Notes Collateral Agent (as amended, supplemented or otherwise modified from time to time, including by the First Supplemental Indenture, dated as of December 27, 2019 among the Issuer, the guarantors party thereto, the Trustee and the Notes Collateral agent, the “Indenture”), relating to the 5.125% Senior Secured Notes due 2026 (the “Notes”) of the Issuer;

WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Issuer to cause a Restricted Subsidiary (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Officer’s Certificate and Opinion of Counsel to the Trustee as provided in such Section;

WHEREAS, the Issuer has identified certain ambiguities, defects and inconsistencies in  Schedule I of the Indenture and the Issuer desires to cure such ambiguities, defects and inconsistencies;

WHEREAS, the Issuer has concluded that as a result of such ambiguities, defects and inconsistencies, Schedule I of the Indenture should be amended as described in this Supplemental Indenture, in reliance on Section 9.1(1) of the Indenture and pursuant to an officers’ certificate, dated as of the date hereof (the “Officer’s Certificate”);

WHEREAS, the Trustee and the Notes Collateral Agent in entering into this Supplemental Indenture are each entitled to rely upon the Officer’s Certificate and an Opinion of Counsel, each of which has been provided to the Trustee and the Notes Collateral Agent; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, the Guarantors party hereto (including the New Guarantor), the Trustee and Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.     AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantees.

3.     EXECUTION AND DELIVERY.  The New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of an endorsement of any notation of such Note Guarantee on any Note.

4.     MODIFICATIONS. Schedule I to the Indenture is hereby amended and restated in its entirety and replaced with the revised Schedule I attached to this Supplemental Indenture.

5.     GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.     WAIVER OF JURY TRIAL. EACH OF THE ISSUER, THE GUARANTORS (INCLUDING THE NEW GUARANTORS), THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

7.     COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.     EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.     THE TRUSTEE AND THE NOTES COLLATERAL AGENT. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Notes Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee

2

and Notes Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Notes Collateral Agent, as applicable, with respect hereto.

10.  BENEFITS ACKNOWLEDGED. The New Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

11.  RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

GFL ENVIRONMENTAL, INC., as Issuer

By:	/s/ Patrick Dovigi
Name: Patrick Dovigi
Title: President and Chief Executive Officer

[GFL Secured Notes — Second Supplemental Indenture (Signature Page)]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

1248544 ONTARIO LTD.
1877984 ONTARIO INC.
2191660 ONTARIO INC.
2481638 ONTARIO INC.
ACCUWORX INC.
ALPINE DISPOSAL, INC.
ALPINE HOLDINGS, INC.
BALDWIN PONTIAC LLC
BESTWAY RECYCLING, INC.
BLACK CREEK RENEWABLE ENERGY, LLC
ETC OF GEORGIA, LLC
FIVE PART DEVELOPMENT, LLC
GFL EARTH SERVICES, INC.
GFL ENVIRONMENTAL HOLDINGS (US), INC.
GFL ENVIRONMENTAL INC. 2020
GFL ENVIRONMENTAL REAL PROPERTY, INC.
GFL ENVIRONMENTAL RECYCLING SERVICES LLC
GFL ENVIRONMENTAL SERVICES USA, INC.
GFL ENVIRONMENTAL USA INC.
GFL HOLDCO (US), LLC
GFL INFRASTRUCTURE GROUP INC.
GFL MARITIMES INC.
GFL NORTH MICHIGAN LANDFILL, LLC
HAW RIVER LANDCO, LLC
L&L DISPOSAL, LLC
LAKEWAY LANDCO, LLC
LAKEWAY SANITATION & RECYCLING C&D, LLC
LAKEWAY SANITATION & RECYCLING MSW, LLC
LAURENS COUNTY LANDFILL, LLC
MID CANADA ENVIRONMENTAL SERVICES LTD.
MOUNTAIN STATES PACKAGING, LLC
NORTH ANDREWS EMPLOYMENT PARK, LLC
OPTIMUM ENVIRONMENTAL CORP.
PONDEROSA LANDCO, LLC
RED ROCK DISPOSAL, LLC
SAFEGUARD LANDFILL MANAGEMENT, LLC
SAMPSON COUNTY DISPOSAL, LLC
SMITHRITE EQUIPMENT PAINTING & REPAIR LTD.
SOIL SAFE OF CALIFORNIA, INC.
SOIL SAFE, INC.
SOUTH ANDREWS EMPLOYMENT PARK, LLC
SOUTHEASTERN DISPOSAL, LLC
TRANSWASTE SERVICES, LLC

[GFL Secured Notes — Second Supplemental Indenture (Signature Page)]

WAKE COUNTY DISPOSAL, LLC
WAKE RECLAMATION, LLC
WASTE INDUSTRIES ATLANTA, LLC
WASTE INDUSTRIES OF DELAWARE, LLC
WASTE INDUSTRIES OF MARYLAND, LLC
WASTE INDUSTRIES OF PENNSYLVANIA, LLC
WASTE INDUSTRIES OF TENNESSEE, LLC
WASTE INDUSTRIES RENEWABLE ENERGY, LLC
WASTE INDUSTRIES USA, LLC
WASTE INDUSTRIES, LLC
WASTE SERVICES OF DECATUR, LLC
WI BURNT POPLAR TRANSFER, LLC
WI HIGH POINT LANDFILL, LLC
WI SHILOH LANDFILL, LLC
WI TAYLOR COUNTY DISPOSAL, LLC
WILMINGTON LANDCO, LLC
WRANGLER BUYER LLC
WRANGLER FINANCE CORP.
WRANGLER HOLDCO CORP.
WRANGLER INTERMEDIATE LLC
WRANGLER SUPER HOLDCO CORP.

By:	/s/ Patrick Dovigi
	Name:	Patrick Dovigi
	Title:	President

[GFL Secured Notes — Second Supplemental Indenture (Signature Page)]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

URBAN POLYMERS INC.

By:	/s/ Patrick Dovigi
Name:	Patrick Dovigi
Title:	President

[GFL Secured Notes — Second Supplemental Indenture (Signature Page)]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

MOUNT ALBERT PIT INC. TOTTENHAM AIRFIELD CORPORATION INC.

By:	/s/ John Bailey
	Name:	John Bailey
	Title:	President

[GFL Secured Notes — Second Supplemental Indenture (Signature Page)]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee and Notes Collateral Agent

/s/ Jerry Urbanek
Name:	Jerry Urbanek
Title:	Corporate Trust Manager, Trust Officer

[GFL Secured Notes — Second Supplemental Indenture (Signature Page)]

Schedule I

Material Real Property

a.              5 Brydon Drive, Toronto, ON

b.              1070 Toy Avenue, Pickering, ON

c.               560 Seaman Street, Stoney Creek, ON

d.              39-41 Fenmar Drive, Toronto, ON

e.               8409 15 St. NW, Edmonton, AB

f.                6200 Elmridge, 6237, 6301, 6329 and 6363 Sims Drive, Sterling Heights, Michigan